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                                                                   EXHIBIT 4.19


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                            FLEMING COMPANIES, INC.,

                                     ISSUER

                                       AND

                     THE SUBSIDIARY GUARANTORS NAMED HEREIN

                                       AND

                    MANUFACTURERS AND TRADERS TRUST COMPANY,

                                     TRUSTEE

                                   ----------

                             SUPPLEMENTAL INDENTURE

                         Dated as of September 20, 2001


                                   ----------

                          Supplemental to the Indenture
                            dated as of July 25, 1997
         with respect to the 10 1/2% Senior Subordinated Notes due 2004





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         Supplemental Indenture (this "Supplemental Indenture"), dated as of
September 20, 2001 among Fleming Companies, Inc. (or its permitted successor), an Oklahoma corporation (the "Company"), each of the Subsidiary Guarantors under the indenture referred to below, and Manufacturers and Traders Trust Company, as trustee under the indenture referred to below (the "Trustee").

                                   WITNESSETH

         WHEREAS, the Company and the Subsidiary Guarantors have executed and delivered to the Trustee an indenture dated as of July 25, 1997, as amended or supplemented prior to the date hereof (the "Indenture"), pursuant to which the Company has issued $250 million principal amount of 10 1/2% Senior Subordinated Notes due 2004 (the "Notes");

         WHEREAS, the Holders of not less than a majority of the principal amount of the outstanding Notes have consented to the amendments to the Indenture set forth herein and described in the Consent Solicitation Statement dated September 5, 2001;

         WHEREAS, the board of directors of each of the Company and the Subsidiary Guarantors has duly authorized the execution and delivery of this Supplemental Indenture; and

         WHEREAS, the amendments effected by this Supplemental Indenture will not become operative unless and until the conditions set forth in Section 3 are satisfied.

         NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, each Subsidiary Guarantor and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

         SECTION 1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

         SECTION 2. AMENDMENTS.

                  (a) The definition of "Consolidated Fixed Charge Coverage Ratio" in Section 101 of the Indenture is replaced in its entirety with the following:

                  "'Consolidated Fixed Charge Coverage Ratio' of the Company means, for any period, the ratio of (a) Consolidated Net Income, plus, without duplication, Consolidated Interest Expense, Consolidated Income Tax Expense, Consolidated Non-Cash Charges and Excluded Non-Cash Charges (less the amount of all cash payments made by the Company or any of its Restricted Subsidiaries during such period to the extent such payments related to Excluded Non-Cash Charges that were added back in determining the sum contemplated by this clause (a) for such period or any prior period, provided that this parenthetical shall not apply with respect to each fiscal quarter in the four quarter period ended July 14, 2001) deducted in computing Consolidated Net Income, in each case, for such period, of the Company and its Restricted Subsidiaries on a Consolidated basis, all determined in accordance with GAAP to (b) Consolidated Interest Expense for such period; provided that (i) in making such computation, the Consolidated Interest Expense attributable to interest on any Indebtedness computed on a pro forma basis and (A) bearing a floating interest rate shall be computed as if the rate in effect on the date of computation had been the applicable rate for the entire period and (B) which was not outstanding during the period for which the computation is being made but which bears, at the option of the Company, a fixed or floating rate of interest, shall be computed by applying, at the option of the Company, either the fixed or floating rate and (ii) in making such computation, Consolidated Interest Expense attributable to interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be


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         computed based upon the average daily balance of such Indebtedness during the applicable period."

                  (b) Clauses (i), (ii) and (xv) of the definition of "Permitted Indebtedness" in Section 101 of the Indenture are replaced in their entirety with the following:

                  "(i) Indebtedness of the Company and guarantees of the Subsidiary Guarantors under the New Credit Agreement in an aggregate principal amount at any one time outstanding not to exceed the greater of (x) $950.5 million (after giving pro forma effect to the use of proceeds of the Offering) less mandatory repayments actually made in respect of any term Indebtedness thereunder after the consummation of the issuance of the New Notes (other than amounts refinanced as permitted under the definition of the New Credit Agreement) or (y) the Borrowing Base Amount less mandatory repayments (other than amounts refinanced as permitted under the definition of the New Credit Agreement) actually made in respect of any term Indebtedness thereunder;"

                  "(ii) Indebtedness of the Company under uncommitted bank lines of credit; provided, however, that the aggregate principal amount of Indebtedness incurred pursuant to clauses (i), (ii) and (xv) of this definition of "Permitted Indebtedness" does not exceed the greater of
         (x) $950.5 million (after giving pro forma effect to the use of proceeds of the Offering) less mandatory repayments actually made in respect of any term Indebtedness under the New Credit Agreement after the consummation of the issuance of the New Notes (other than amounts refinanced as permitted under clause (xviii) hereof) or (y) the Borrowing Base Amount less mandatory repayments actually made in respect of any term Indebtedness under the New Credit Agreement (other than amounts refinanced as permitted under clause (xviii) hereof);"

                  "(xv) Indebtedness of the Company evidenced by commercial paper issued by the Company; provided, however, that the aggregate principal amount of Indebtedness incurred pursuant to clauses (i), (ii) and (xv) of this definition of "Permitted Indebtedness" does not exceed the greater of (x) $950.5 million (after giving pro forma effect to the use of proceeds of the Offering) less mandatory repayments actually made in respect of any term Indebtedness under the New Credit Agreement after the consummation of the issuance of the New Notes (other than amounts refinanced as permitted under clause (xviii) hereof) or (y) the Borrowing Base Amount less mandatory repayments actually made in respect of any term Indebtedness under the New Credit Agreement (other than amounts refinanced as permitted under clause (xviii) hereof);"

                  (c) The following definition shall be inserted in alphabetical order in Section 101 of the Indenture:

                  "'New Notes' means the new senior subordinated notes to be issued after September 20, 2001 by the Company."

         SECTION 3. EFFECTIVENESS. The amendments effected by this Supplemental Indenture shall take effect on the date that each of the following conditions shall have been satisfied or waived:

                  (a) each of the parties hereto shall have executed and delivered this Supplemental Indenture; and




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                  (b) the Company has received (i) written consent to
substantially similar amendments to the Indenture dated as of July 25, 1997 (the "Other Indenture") from the holders of at least a majority in principal amount of the $250 million principal amount of 10 5/8% Senior Subordinated Notes due 2007 issued and outstanding under the Other Indenture and (ii) the Company has issued and sold the New Notes.

         SECTION 4. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

         SECTION 5. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

         SECTION 6. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

         SECTION 7. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Subsidiary Guarantors and the Company.

         SECTION 8. INDENTURE REMAINS IN FULL FORCE AND EFFECT. Except as expressly set forth herein, the terms of the Indenture shall continue in full force and effect in accordance with the provisions thereof. As used herein, the terms "Indenture," "herein," "hereunder," and words of similar import, shall, unless the context otherwise requires, refer to the Indenture, as supplemented hereby.


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         IN WITNESS WHEREOF, the parties hereto have caused this Supplemental
Indenture to be duly executed of the date first above written.

                                     FLEMING COMPANIES, INC.


                                     By:      /s/   Carlos M. Hernandez
                                        ---------------------------------------
                                     Name:  Carlos M. Hernandez
                                     Title: Senior Vice President,
                                            General Counsel & Secretary


                                     ABCO FOOD GROUP, INC.,
                                     as Subsidiary Guarantor


                                     By:      /s/ Louis F. Moore
                                        ---------------------------------------
                                        Name:   Louis F. Moore
                                        Title:  Secretary

                                     ABCO MARKETS, INC., as Subsidiary Guarantor


                                     By:      /s/ Carlos M. Hernandez
                                        ---------------------------------------
                                        Name:  Carlos M. Hernandez
                                        Title: Secretary

                                     ABCO REALTY CORP., as Subsidiary Guarantor


                                     By:      /s/ Carlos M. Hernandez
                                        ---------------------------------------
                                        Name:   Carlos M. Hernandez
                                        Title:  Secretary

                                     AG, L.L.C., as Subsidiary Guarantor


                                     By:      /s/ Carlos M. Hernandez
                                        ---------------------------------------
                                        Name: Carlos M. Hernandez
                                        Title:  Secretary

                                     AMERICAN LOGISTICS GROUP, INC.,
                                     as Subsidiary Guarantor


                                     By:      /s/ Carlos M. Hernandez
                                        ---------------------------------------
                                        Name: Carlos M. Hernandez
                                        Title:  Secretary


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                                     BAKER'S FOOD GROUP, INC.,
                                     as Subsidiary Guarantor


                                     By:      /s/ Louis F. Moore
                                        ---------------------------------------
                                        Name:   Louis F. Moore
                                        Title:  Secretary

                                     DUNIGAN FUELS, INC.,
                                     as Subsidiary Guarantor


                                     By:      /s/ Carlos M. Hernandez
                                        ---------------------------------------
                                        Name:   Carlos M. Hernandez
                                        Title:  Secretary

                                     FAVAR CONCEPTS, LTD.,
                                     as Subsidiary Guarantor


                                     By:      /s/ Carlos M. Hernandez
                                        ---------------------------------------
                                        Name:   Carlos M. Hernandez
                                        Title:  Secretary

                                     FLEMING FOODS MANAGEMENT CO., L.L.C.,
                                     as Subsidiary Guarantor


                                     By:      /s/ Carlos M. Hernandez
                                        ---------------------------------------
                                        Name:   Carlos M. Hernandez
                                        Title:  Secretary

                                     FLEMING FOODS OF TEXAS, L.P.,
                                     as Subsidiary Guarantor


                                     By:      /s/ Carlos M. Hernandez
                                        ---------------------------------------
                                        Name:   Carlos M. Hernandez
                                        Title:  Secretary

                                     FLEMING INTERNATIONAL LTD.,
                                     as Subsidiary Guarantor


                                     By:      /s/ Carlos M. Hernandez
                                        ---------------------------------------
                                        Name:   Carlos M. Hernandez
                                        Title:  Secretary





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                                     FLEMING SUPERMARKETS OF FLORIDA, INC.


                                     By:      /s/ Carlos M. Hernandez
                                        ---------------------------------------
                                        Name:   Carlos M. Hernandez
                                        Title:  Secretary

                                     FLEMING TRANSPORTATION SERVICE, INC.,
                                     as Subsidiary Guarantor


                                     By:      /s/ Carlos M. Hernandez
                                        ---------------------------------------
                                        Name:   Carlos M. Hernandez
                                        Title:  Secretary

                                     FLEMING WHOLESALE, INC.,
                                     as Subsidiary Guarantor


                                     By:      /s/ Carlos M. Hernandez
                                        ---------------------------------------
                                        Name:   Carlos M. Hernandez
                                        Title:  Secretary

                                     FUELSERV, INC., as Subsidiary Guarantor


                                     By:      /s/ Carlos M. Hernandez
                                        ---------------------------------------
                                        Name:   Carlos M. Hernandez
                                        Title:  Secretary


                                     GATEWAY INSURANCE AGENCY, INC.,
                                     as Subsidiary Guarantor


                                     By:      /s/ Carlos M. Hernandez
                                        ---------------------------------------
                                        Name:   Carlos M. Hernandez
                                        Title:  Secretary

                                     LAS, INC., as Subsidiary Guarantor


                                     By:      /s/ Carlos M. Hernandez
                                        ---------------------------------------
                                        Name:   Carlos M. Hernandez
                                        Title:  Secretary



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                                     PIGGLY WIGGLY COMPANY,
                                     as Subsidiary Guarantor


                                     By:      /s/ Carlos M. Hernandez
                                        ---------------------------------------
                                        Name:   Carlos M. Hernandez
                                        Title:  Secretary


                                     PROGRESSIVE REALTY, INC.,
                                     as Subsidiary Guarantor


                                     By:      /s/ Carlos M. Hernandez
                                        ---------------------------------------
                                        Name:   Carlos M. Hernandez
                                        Title:  Secretary

                                     RAINBOW FOOD GROUP, INC.,
                                     as Subsidiary Guarantor


                                     By:      /s/ Louis F. Moore
                                        ---------------------------------------
                                        Name:   Louis F. Moore
                                        Title:  Secretary

                                     RETAIL INVESTMENTS, INC.,
                                     as Subsidiary Guarantor


                                     By:      /s/ Louis F. Moore
                                        ---------------------------------------
                                        Name:   Louis F. Moore
                                        Title:  Secretary

                                     RETAIL SUPERMARKETS, INC.,
                                     as Subsidiary Guarantor


                                     By:      /s/ Carlos M. Hernandez
                                        ---------------------------------------
                                        Name:   Carlos M. Hernandez
                                        Title:  Secretary

                                     RFS MARKETING SERVICES, INC.,
                                     as Subsidiary Guarantor


                                     By:      /s/ Carlos M. Hernandez
                                        ---------------------------------------
                                        Name:   Carlos M. Hernandez
                                        Title:  Secretary


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                                     RICHMAR FOODS, INC.,
                                     as Subsidiary Guarantor


                                     By:      /s/ Carlos M. Hernandez
                                        ---------------------------------------
                                        Name:   Carlos M. Hernandez
                                        Title:  Secretary

                                     SCRIVNER TRANSPORTATION, INC.,
                                     as Subsidiary Guarantor


                                     By:      /s/ Carlos M. Hernandez
                                        ---------------------------------------
                                        Name:   Carlos M. Hernandez
                                        Title:  Secretary

                                     MANUFACTURERS AND TRADERS
                                     TRUST COMPANY, as Trustee



                                     By:      /s/ Russell T. Whitley
                                        ---------------------------------------
                                        Authorized Signatory






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